Exhibit 10.2

AMENDMENT NO. 1

TO THE

ADVISORY AGREEMENT

This amendment no. 1 to the Advisory Agreement, dated as of January 25, 2012 (the “Advisory Agreement”), between KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation (the “Company”), and KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”), is entered as of January 8, 2013 (the “Amendment”). Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.

WHEREAS, upon the terms set forth in this Amendment, the Advisor has agreed to defer certain asset management fees payable to it by the Company;

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisor agree to amend the Advisory Agreement as follows:

1.     Deferral of Asset Management Fee.

a.	Pursuant to Section 8.03 of the Advisory Agreement, the Advisor is entitled to receive an Asset Management Fee in relation to the Company’s Real Estate Investments and other Permitted Investments, calculated and paid in accordance with the terms of the Advisory Agreement. With respect to Asset Management Fees accruing from February 1, 2013 through July 31, 2013, the Advisor, on behalf of itself and its affiliates, and its and their respective successors and assigns, hereby defers the Company’s obligation to pay such Asset Management Fees. Advisor further agrees that the Company will only be obligated to pay the Advisor such deferred amounts if and to the extent that the Company’s funds from operations, as such term is defined by NAREIT and interpreted by the Company, as adjusted for the effects of straight-line rents and acquisition costs and expenses (“AFFO”) for the immediately preceding month exceeds the amount of distributions declared for record dates of such prior month (an “AFFO Surplus”). The amount of any AFFO Surplus in a given month shall be applied first to pay to the Advisor Asset Management Fees currently due with respect to such month (including any that would otherwise have been deferred for that month in accordance with this Amendment), and then to pay Asset Management Fees previously deferred by the Advisor in accordance with this Amendment.

b.	Notwithstanding anything contain in Paragraph 1.a. herein to the contrary, any and all deferred Asset Management Fees that are unpaid shall be immediately due and payable at such time as the owners of all outstanding Shares have received Distributions in an aggregate amount equal to the sum of:

i. the Stockholders’ 8% Return and

ii. Invested Capital.

When determining whether the above threshold has been met:

(1) Any stock dividend shall not be included as a Distribution; and

(2) Distributions paid on Shares redeemed by the Company (and thus no longer included in the determination of Invested Capital), shall not be included as a Distribution.

c.	The Advisor acknowledges and agrees that no interest shall accrue on the deferred amounts. To the extent payment of any deferred amount is due to the Advisor hereunder, the Company shall pay the Advisor no later than the last business day of the month in which the amount of such payment is determined, or the first business day of the following month.

2.     Ratification; Effect on Advisory Agreement.

a.	Ratification. The Advisory Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

b.	Effect on the Advisory Agreement. On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Advisory Agreement as amended hereby.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

By:	/s/ W. Dean Henry
W. Dean Henry, Chief Executive Officer

KBS CAPITAL ADVISORS LLC

By:	PBren Investments, L.P., a Manager

	By:	PBren Investments, LLC, as general partner

		By:	/s/ Peter M. Bren
Peter M. Bren, Manager

By:	Schreiber Real Estate Investments, L.P., a Manager

	By:	Schreiber Investments, LLC, as general partner

		By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager